Exhibit 31.2

CERTIFICATIONS

I, Barbara Riching, certify that:

1.                                       I have reviewed this quarterly report on Form 10-Q/A of Abgenix, Inc.; and

2.                                       Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Dated: July 21, 2004

/s/ BARBARA RICHING
Barbara Riching
Senior Director, Finance
(Principal Financial and Accounting Officer)